DONEGAL MUTUAL INSURANCE COMPANY

                           EXECUTIVE RESTORATION PLAN


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                                TABLE OF CONTENTS
                                -----------------


                                                          Page
                                                          ----

Section 1     Definitions................................  1

Section 2     Eligibility................................  5

Section 3     Benefits...................................  5

Section 4     Accounts...................................  8

Section 5     Distributions..............................  9

Section 6     Pre-Retirement Death Benefit............... 12

Section 7     Vesting.................................... 13

Section 8     Funding.................................... 14

Section 9     Administration............................. 14

Section 10    Amendment.................................. 14

Section 11    Termination................................ 14

Section 12    Miscellaneous.............................. 15


                                       (i)


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                        DONEGAL MUTUAL INSURANCE COMPANY
                        --------------------------------

                           EXECUTIVE RESTORATION PLAN
                           --------------------------

         In recognition of the services provided to Donegal Mutual Insurance Company (the "Employer"), its Board of Directors (the "Board") wishes to restore certain retirement benefits to those individuals (individually an "Employee") for whom contributions to the Donegal Mutual Insurance Company Money Purchase Pension and Profit Sharing Plans (hereinafter together referred to as the "Retirement Plans") are restricted as a result of the application of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). It is the intent of the Board to provide these benefits under the terms and conditions hereinafter set forth.

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         1.1 Each capitalized term used in this Plan (as hereinafter defined) which is a defined term in either of the Retirement Plans and which is not separately defined in this Plan shall have the same meaning herein as assigned to it under the provisions of the Retirement Plans unless otherwise qualified by the context.
         1.2 The following additional defined terms as used herein shall have the following meanings unless a different meaning is required by the context:
             1.2.1 "Accrued Benefit" means the balance in a Participant's Individual Account.
             1.2.2 "Administrator" means the Employer or any person or committee designated by the Employer to provide for the general administration of this Plan pursuant to Section 9 hereof.


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             1.2.3 "Annuity Starting Date" means (i) the first day of the first period for which an amount is payable as an annuity or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to the benefit.
             1.2.4 "Beneficiary" means the person(s) designated by a Participant to receive any benefits payable under this Plan subsequent to the Participant's death. In the event a Participant has not filed a beneficiary designation with the Employer, the Beneficiary shall be the Participant's surviving spouse or, if there is no surviving spouse, his estate.
             1.2.5 "Earliest Retirement Age" means, solely for purposes of
Section 1.2.11 hereof, the earliest date on which, under this Plan, the Participant could elect to receive benefits if the Participant terminated employment or any earlier date determined by the Administrator.
             1.2.6 "Effective Date" means January 1, 1994.
             1.2.7 "Individual Account" means the account established and maintained in accordance with the provisions of Sections 3 and 4 hereof.
             1.2.8 "Participant" means any Employee who satisfies the eligibility and other requirements set forth in Section 2 hereof. In the event of the death or the incompetency of a Participant, the term shall mean his or her personal representative or guardian.
             1.2.9 "Plan" means the Donegal Mutual Insurance Company Executive Restoration Plan as set forth herein and as it may be amended or supplemented from time to time.
             1.2.10 "Plan Year" means the calendar year.


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             1.2.11 "Qualified Domestic Relations Order" means a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee"); (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; (c) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and (d) does not require this Plan to (i) provide any type or form of benefit, or any option not otherwise provided under this Plan,
(ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that distribution commence on or after the date on which the Participant attains, or would have attained, his Earliest Retirement Age regardless of whether the Participant has terminated service on that date, if the Order directs (i) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only the balance standing to the Participant's credit in his Individual Account on such date, and (ii)


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that the payment be made in any form in which such benefits may be paid under this Plan to the Participant.
             1.2.12 "Salary" means a Participant's base salary actually paid to the Participant for the calendar year ending with each Plan Year and shall not include any amounts contributed by the Employer under the Retirement Plans, any amounts paid by the Employer pursuant to this Plan, any form of bonus or incentive compensation and any disability payments, taxable fringe benefits, non-taxable fringe benefits, amounts realized from the exercise of stock options, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange or other disposition of stock options shall be excluded from Salary. The foregoing notwithstanding, Salary shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125 or 402(e)(3) of the Code, provided that this provision shall not cause a Participant's Salary to exceed his or her base salary amount in effect before any such reduction.
             1.2.13 "Trust" means each of the trusts established pursuant to the Trust Agreement (as defined herein) for the purpose of receiving and holding Plan assets.
             1.2.14 "Trust Agreement" means the agreement between the Trustee and the Employer entered into for the purpose of holding, managing and administering all property held by the Trustee for the benefit of each Participant and his or her Beneficiary.
             1.2.15 "Trustee" means CoreStates Hamilton Bank or any successor designated by the Employer.


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             1.2.16 "Valuation Date" means the last day of each Plan Year or such other interim dates which shall be designated as such by the Administrator.

                                    SECTION 2

                                   ELIGIBILITY
                                   -----------

         2.1 Any Employee who is a participant in one or both of the Retirement Plans on the Effective Date and for whom employer contributions have been restricted by reason of the limitations imposed by Section 401(a)(17) or 415 of the Code shall participate in this Plan.
         2.2 Following the Effective Date, Employees who are participants in one or both of the Retirement Plans and for whom the amount of their employer contributions is limited by Section 401(a)(17) or 415 of the Code shall automatically become a Participant in this Plan.
         2.3 Notwithstanding any other provision of this Section 2 to the contrary, no Employee will be eligible to participate in or receive benefits from this Plan if he or she violates the terms and conditions of any employment contract, service contract, or any other agreement relating to confidential matters of the Employer.

                                    SECTION 3

                                    BENEFITS
                                    --------

         3.1 The Employer shall create and maintain an Individual Account for each Participant and except as otherwise provided in Sections 3.2 and 3.3 hereof, it shall deposit and credit to the Individual Account of each Participant an amount for each Plan Year that is equal to the sum of (a) and (b) where:
             (a) is the amount of the employer contribution that was not contributed to the Donegal Mutual Insurance Company Money Purchase Pension Plan on behalf of the Participant during the corresponding Plan


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Year, taking into account the Participant's Salary, as a result of the operation of the limitations set forth in Code Sections 401(a)(17) and 415; and
             (b) is the amount of the employer contribution, if any, that would have been allocated to the Donegal Mutual Insurance Company Profit Sharing Plan on behalf of the Participant during the corresponding Plan Year, taking into account the Participant's Salary, but for the limitations set forth in Code Sections 401(a)(17) and 415.
         3.2 Notwithstanding the foregoing provisions of Section 3.1 hereof, the sum of (i) the annual additions made to a Participant's accounts under the Retirement Plans with respect to any Plan Year, as determined in accordance with
Section 415(b) of the Code, and (ii) the amounts to be deposited and credited to a Participant's Individual Account pursuant to Section 3.1 hereof shall not exceed an amount equal to twenty-five percent (25%) of the Participant's compensation taken into account for purposes of Code Section 415 for such Plan Year. In the event that such limitation would be exceeded with respect to any Plan Year, the amount to be deposited and credited under Sections 3.1(a) and (b) hereof to the Participant's Individual Account shall be reduced to the extent necessary (but not below zero) in order to satisfy the twenty-five percent (25%) limitation.
         3.3 In no event shall a Participant's Individual Account be credited with a contribution pursuant to Sections 3.1 (a) and (b) hereof unless the Participant completed at least 1,000 Hours of Service during the Plan Year.
         3.4 The payments required by Section 3.1 hereof shall be deemed to have been made on the last day of the Plan Year to which they relate regardless of when actually calculated by the Employer, provided that


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such payments shall in no event be made later than sixty (60) days after the end of the Plan Year.
         3.5 At such time as the Employer shall determine, in its sole discretion, but in no event later than one month before the latest time prescribed in Section 3.4 hereof for the making of contributions, the Employer shall make a payment available to each Participant with respect to each Plan
Year in an amount equal to the sum of (i) the amount required pursuant to this
Section 3 to be contributed to the Participant's Individual Account for the Plan Year in accordance with Sections 3.1(a) and (b) hereof (the "Section 3 Payment") and (ii) the amount necessary to pay all applicable federal, state and local income taxes due on the Section 3 Payment (assuming the highest applicable marginal rates (including any surtax rate as well as the Medicare health insurance tax rate imposed on employees under the Federal Insurance
Contributions Act) for federal and state purposes and the highest marginal local rate in effect at the Employer's headquarters) so that after the payment of such taxes the Section 3 Payment will have remained intact and will not have had to have been reduced by such taxes (the "Tax Gross-Up"). In accordance with procedures adopted by the Administrator, a Participant may elect to receive the
Section 3 Payment and the Tax Gross-Up directly in cash or alternatively may direct the Employer (as his or her agent) to deposit the Section 3 Payment into the Trust on behalf of the Participant and to pay the Tax Gross-Up directly to the Participant. In the event that for any Plan Year a Participant elects to receive the Section 3 payment directly instead of having the Section 3 Payment deposited in the Trust, the Participant shall no longer be entitled to receive any further Tax Gross-Up amounts.


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                                    SECTION 4

                                    ACCOUNTS
                                    --------

         4.1 In order to implement this Plan, the Employer has entered into a Trust Agreement so that the Plan assets shall be segregated from the Employer's own assets and held in trust for the exclusive benefit of the Participants.
         4.2 Apart from a Section 3 payment which a Participant elects to receive pursuant to Section 3.5 hereof, all amounts paid by the Employer pursuant to this Plan shall be paid over to the Trustee. Such amounts and all cash, securities or properties and income therefrom received by the Trustee shall constitute assets of the Trust.
         4.3 The Trustee shall have the sole investment responsibility for the assets of the Trust unless the Administrator makes the election provided under
Section 4.6 hereof. The execution of the Trust Agreement by the Trustee shall evidence such Trustee's acceptance of his or its fiduciary capacity and agreement to the allocation of fiduciary responsibilities, obligations and duties contained in this Plan and the Trust Agreement.
         4.4 Each Individual Account shall constitute a separate trust. The assets of each Trust shall be revalued by the Trustee at each Valuation Date at their market value, taking into account capital appreciation or depreciation in such assets whether or not realized.
         4.5 The Administrator shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to the Individual Accounts provided for in this Section 4.
         4.6 Each Participant shall be permitted to direct the Trustee as to the investments or investment media or funds in which the assets


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credited to the Participant's Individual Account shall be invested. All such directed investments shall be made and implemented in accordance with the rules and procedures established by the Administrator.
         4.7 At the same time that the election is provided for in accordance with Section 3.5 hereof, the Trustee, unless the Trustee receives a Participant waiver of his right to receive an annual distribution of income from his Trust pursuant to Article VI of the Trust Agreement, shall distribute the Trust's income to the Participant in the manner provided in Article VI of the Trust Agreement. Moreover, the annual income from the Trust which must be taken into income by each Participant may, in the sole discretion of the Employer, be the subject of a tax gross-up payment in the same manner as is provided in accordance with Section 3.5 hereof.

                                    SECTION 5

                                  DISTRIBUTIONS
                                  -------------

         5.1 A Participant's Accrued Benefit shall be paid to the Participant within sixty (60) days after the Valuation Date immediately following the date on which his or her employment with the Employer terminates, provided that in no event shall the payment be made before the end of the 45-day election period provided for in Section 5.4(b) hereof unless agreed to by the Participant. If the Participant is entitled to a payment pursuant to Section 3.1 hereof for the Plan Year in which he or she terminates employment, that additional contribution will be paid to him or her along with the Participant's Accrued Benefit.
         5.2  A Participant who has a Spouse on his or her Annuity Starting
Date shall receive benefits in the form of a joint and survivor annuity


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unless pursuant to Section 5.4 hereof he or she elects to receive his or her benefit in another form. Such annuity shall pay monthly retirement benefits to the Participant for life and, after his or her death, to the Participant's Spouse in an amount equal to 50% of the benefit payable to the Participant. The amount of such annuity shall be such as can be obtained with the balance in the Participant's Individual Account on the Annuity Starting Date.
         5.3 In the absence of an election pursuant to Section 5.4 hereof a Participant who does not have a Spouse on his or her Annuity Starting Date shall receive a retirement benefit in the form of a single life annuity. Such annuity shall be in the amount which can be obtained with the balance in the Participant's Individual Account on the Annuity Starting Date.
         5.4 In lieu of the forms of benefit provided in Sections 5.2 and 5.3 hereof and subject to the spousal consent requirements of Section 5.6 hereof, a Participant may elect to have his or her Accrued Benefit distributed in one or both of the following forms:
             (a) a lump sum cash payment; or
             (b) five (5) substantially equal, annual cash installments of his or her Accrued Benefit (or such portion which is not received as a lump sum) plus any earnings credited to the Participant's Individual Account as of any payment date following distribution of the initial installment. The election must be made within the 45-day period following the date of the Participant's termination of employment and any such election may be revoked at any time during the election period. The Participant's Individual Account shall continue to be credited with earnings pursuant to Section 4 hereof for so long as there exists any unpaid balance. In the event that the Participant


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shall die before receiving all installments elected by the Participant, the balance of such unpaid installments shall be paid in a single sum to the Participant's Beneficiary or, in the absence of such Beneficiary, to the Participant's estate.
          5.5 No less than 30 days and no more than 90 days before the Annuity Starting Date, the Administrator shall mail or personally deliver to the Participant a written explanation of (i) the terms and conditions of the normal forms of benefit as described in Sections 5.2 and 5.3 hereof, including (a) a general explanation of the relative financial effect on the Participant's benefit of an election under Section 5.4 to waive the normal form of benefit and to elect an optional form, (b) a general description of the eligibility conditions and other material features of each optional form of benefit and (c) sufficient additional information to explain the relative value of each optional form of benefit available under Section 5.4 hereof, (ii) the Participant's right to elect each optional form of benefit and the effect of such an election, (iii) the rights of the Participant's Spouse under Section 5.6 hereof, and (iv) the right to make, and the effect of, a revocation of an election hereunder.
          5.6 If a married Participant elects an optional form of benefit as provided in Section 5.4 hereof, the Spouse of the Participant must consent in writing to the election on a form provided by the Administrator, which consent shall be irrevocable. The consent shall acknowledge the effect of the election on the Spouse's right to benefits under this Plan and shall be witnessed by a notary public. The spousal consent requirement may be waived if it is established, to the satisfaction of the Administrator, that the consent may not be obtained because there is no Spouse, because the Spouse cannot be


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located or because of such other circumstances as may be prescribed by applicable regulations.

                                    SECTION 6

                          PRE-RETIREMENT DEATH BENEFIT
                          ----------------------------

         6.1 If a Participant dies before his Annuity Starting Date, the then value of the Participant's Individual Account shall be distributed in the form and manner provided in Section 6.3 or 6.4 hereof, whichever may be applicable. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the Individual Account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be final.
         6.2 Each Participant shall, by written notice to the Administrator, designate a Beneficiary or Beneficiaries to receive any payment to which the Participant may be entitled under this Plan at the time of his or her death before the Annuity Starting Date, provided that a married Participant must designate his or her Spouse as Beneficiary. If a married Participant wants to designate a Beneficiary other than his or her Spouse, the Spouse of the Participant must consent in writing to such Beneficiary designation on a form provided by the Administrator, which consent shall be irrevocable. The consent shall acknowledge the financial effect of the election on the Spouse's right to death benefits under this Plan and shall be witnessed by a notary public. Both the Participant's designation and the Spouse's consent shall state the specific non-Spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) who will receive the death benefit provided hereunder. The spousal consent requirement may be waived if it is established, to the satisfaction of the Administra-


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tor, that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located. Any Beneficiary designation made by a Participant which does not meet the requirements of this Section 6.2 and any Beneficiary designation made by an unmarried Participant who later marries shall be deemed null and void. The Participant shall have the right to change a Beneficiary designation or any subsequent Beneficiary designation, subject to the spousal consent provisions of this Section 6.2.
         6.3 Except as provided in Section 6.4 hereof with respect to a surviving Spouse, the death benefit provided under this Section 6 payable to a Beneficiary, including a Participant's Spouse, shall be paid in the form of a lump sum. If the Beneficiary dies prior to receiving the death benefit, the balance shall be paid to the Beneficiary's estate in a lump sum.
         6.4 In lieu of receiving a death benefit in the form of payment provided in Section 6.3 hereof, a Participant's surviving Spouse may elect to have the death benefit paid in the form of an immediate single life annuity. Such annuity shall be in the amount which can be obtained with the balance in the Participant's Individual Account at the date of the Participant's death.

                                    SECTION 7

                                     VESTING
                                     -------

         7.1 A Participant's Accrued Benefit shall be 100% vested and nonforfeitable at all times.


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                                    SECTION 8

                                     FUNDING
                                     -------

         8.1 A Trust shall serve as the funding vehicle for the benefits provided by this Plan with respect to each Participant.

                                    SECTION 9

                                 ADMINISTRATION
                                 --------------

         9.1 The Administrator, or its designee, shall have the full power and authority to interpret and administer this Plan and the Administrator's actions in doing so shall be final and binding on all persons interested in this Plan. The Administrator shall have the same powers and authority as are set forth in the Retirement Plans. The Administrator may from time to time adopt additional or supplemental rules and regulations governing the administration of this Plan.

                                   SECTION 10

                                    AMENDMENT
                                    ---------

         10.1 The Board shall have the right to amend or modify this Plan at any time in any manner whatsoever; provided, however, that no amendment shall operate to reduce the Accrued Benefit to which any Participant who is participating in this Plan at the time the amendment is adopted would otherwise be entitled at that time.

                                   SECTION 11

                                   TERMINATION
                                   -----------

         11.1 The Board shall have the right at any time to terminate or discontinue contributions to this Plan for any reason; provided, however, that such termination or discontinuance shall not operate to reduce the Accrued Benefit to which any Participant who is participating in this Plan at the time the termination or discontinuance is adopted would otherwise be entitled at that time.


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                                   SECTION 12

                                  MISCELLANEOUS
                                  -------------

         12.1 Nothing contained in this Plan shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he or she is or might otherwise become entitled as an Employee, nor shall any provision of this Plan be construed as conferring upon an Employee the right to continue in the employ of the Employer.
         12.2 Any amounts payable by the Employer hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which he or she may be entitled under any other plan or arrangement established by the Employer for the benefit of its employees, unless such plan or arrangement specifically provides to the contrary.
         12.3 The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Employer.
         12.4 Except insofar as Pennsylvania law has been pre-empted by federal law, this Plan shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.
         12.5 Except in the event of bad faith, willful misconduct or negligence, neither the Employer nor any member of the Board shall be responsible or liable in any manner to any Participant, beneficiary or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of this Plan.
         12.6 Except with respect to income tax withholding requirements and employment taxes due with respect to the contributions and other


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payments made hereunder, no amount payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure; and no such amount shall be in any manner subject to the debts, contracts, liabilities, engagements or torts of any Participant or his or her Beneficiary. Notwithstanding the foregoing, the Administrator shall direct the Trustee to comply with Federal tax liens and Qualified Domestic Relations Orders. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by this Plan to an Alternate Payee pursuant to a state domestic relations law, the Administrator shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Administrator's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order. The Administrator shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Administrator and shall include such other provisions as the Administrator shall determine, including provisions required under applicable regulations.
         12.7 The named fiduciaries of this Plan shall be the Trustee, the Administrator, and any other person designated by the Administrator as a named fiduciary.


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         12.8 In the event of a claim by a Participant or his or her Beneficiary as to the amount of any distribution or its method of payment, such Participant or Beneficiary shall present the reason for his or her claim in writing to the Administrator. The Administrator shall, within 90 days after the receipt of such written claim, send written notification to the Participant or Beneficiary as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary and (iv) set forth the procedure by which the Participant or Beneficiary may appeal the denial of his or her claim. In the event a Participant or Beneficiary wishes to appeal the denial of his or claim, he or she may request a review of such denial by making application in writing to the Administrator within 60 days after receipt of such denial. Such Participant or Beneficiary (or his or her duly authorized representative) may, upon written request to the Administrator, review any documents pertinent to his or her claim and submit in writing issues and comments in support of his or her position. Within 60 days after receipt of the written appeal (unless an extension of time is agreed to by the parties, but in no event more than 120 days after such receipt), the Administrator shall notify the Participant or Beneficiary of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the


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claimant, and specific references to the pertinent Plan provisions on which the decision is based.
         TO RECORD the adoption of this Plan, the Employer has caused this document to be executed by its duly authorized officers on this 15th day of December, 1994.

Attest:                              DONEGAL MUTUAL INSURANCE
                                     COMPANY


 /s/ Ralph G. Spontak                By:/s/ Donald H. Nikolaus
---------------------------          ----------------------------
Secretary                            Title:  President



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